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                                                                   EXHIBIT 23(A)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
American Heritage Life Investment Corporation

        We consent to the use of our report incorporated by reference into a Registration Statement on Form S-8 filed with the Securities and Exchange Commission by American Heritage Life Investment Corporation (the "Company") and the Prospectus used in connection therewith for the purpose of registering 650,000 shares of the Company's Common Stock, par value $1.00 per share, issuable in connection with the Company's 1996 Stock Option Plan and its Amended and Restated Long-Term Incentive Plan.




                                          KPMG PEAT MARWICK LLP

Jacksonville, Florida
June 26, 1996





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